Exhibit 5.1

Tel 503 243 2300 Fax 503 241 8014	Holland & Knight LLP 2300 US Bancorp Tower 111 S.W. Fifth Avenue Portland, OR 97204 www.hklaw.com

January 4, 2006

ICOP Digital, Inc.

16801 W. 116th Street

Lenexa, Kansas 66219

Re:	ICOP Digital, Inc.
Registration Statement on Form S-3, filed January 4, 2006

Gentlemen:

We are acting as counsel to ICOP Digital, Inc., a Colorado corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company’s Registration Statement on Form S-3 (the “Registration Statement”). The Registration Statement covers (a) 650,000 shares of the Company’s common stock, no par value (the “Common Stock”), issued in a private transaction in December 2005 (the “PIPE Shares”); (b) 227,500 warrants, each to purchase one share of Common Stock, issued in a private transaction in December 2005 (the “PIPE Warrants”); (c) 65,000 shares of Common Stock issuable upon exercise of a purchase warrant (the “Purchase Warrant”) granted to the placement agent in the December 2005 private transaction (the “Agent Shares”); (d) 22,750 warrants, each identical to a PIPE Warrant, issuable upon exercise of the Purchase Warrant (the “Agent Warrants”); (e) 250,250 shares of Common Stock issuable upon exercise of the PIPE Warrants and Agent Warrants; and (f) 669,981 shares of Common Stock issuable on exercise of other common stock purchase warrants (the “Private Warrants”). The PIPE Warrants and the Agent Warrants are exercisable pursuant to the terms of the Warrant Agreement between the Company and Computershare Trust Services, dated as of December 8, 2005 (the “Warrant Agreement”). The PIPE Warrants, the Agent Warrants and the Private Warrants are referred to herein collectively as the “Warrants.” The shares of Common Stock issued or issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.”

In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Warrants, the Warrant Agreement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed. In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Warrant Shares, Agent Shares and Agent Warrants, there will not have occurred any change in law affecting the validity or enforceability of the Warrants or the Purchase Warrant, or of the securities underlying them.

Annapolis  •  Atlanta  •  Bethesda  •  Boston  •  Bradenton  •  Chicago  •  Fort Lauderdale   •  Jacksonville  •  Lakeland  •  Los Angeles

Miami  •  New York  •  Northern Virginia  •  Orlando  •  Portland  •  Providence  •  Rancho Santa Fe  •  Sacramento  •  St. Petersburg

San Antonio  •  San Francisco  •  Seattle  •  Tallahassee  •  Tampa  •  Washington, D.C.  •  West Palm Beach

Beijing   •  Caracas*  •  Helsinki*  •  Mexico City  •  Tel Aviv*  •  Tokyo  •  *Representative Office

ICOP Digital, Inc.

January 4, 2006

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:

1. The PIPE Shares and PIPE Warrants have been validly issued, fully paid and non-assessable.

2. When issued and sold by the Company against payment therefor pursuant to the terms of the Purchase Warrant, the Agent Shares and Agent Warrants will be validly issued, fully paid and non-assessable.

3. When issued and sold by the Company against payment therefor pursuant to the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law and the corporation law of the of the State of Colorado, including the statutory provisions, all applicable provisions of the Colorado constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP